UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                 AMENDMENT NO. 1

                                       TO

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported), August 28, 2003

                                ISecureTrac Corp.

               (Exact name of registrant as specified in charter)

          Delaware                         0-26455               87-0347787
--------------------------------------------------------------------------------
(State or other jurisdiction             (Commission           (IRS Employer
     of incorporation)                   File Number)        Identification No.)

5022 South 114th Street, Omaha, Nebraska                            68137
--------------------------------------------------------------------------------
(Address of principal executive offices)                         (Zip Code)

        Registrant's telephone number, including area code (402) 537-0022

                                 Not Applicable
--------------------------------------------------------------------------------
          (Former name or former address, if changed since last report)

Item 5. Other Events.

On August 28, 2003, iSecureTrac Corp. and Tracking Systems Corporation of Harrisburg, Pennsylvania (TSC) completed their earlier announced share exchange transaction under the terms of their Share Exchange Agreement dated August 12, 2003 (the Agreement). The Agreement was approved by the shareholders of TSC on August 21, 2003. Pursuant to the Agreement, iSecureTrac exchanged $2.3 million of its common stock for all the outstanding stock of TSC and assumed $4.2 million of TSC debt. TSC will be operated as a wholly owned subsidiary of iSecureTrac.

Item 7. Financial Statements and Exhibits.

     Exhibit
       No.     Description
     -------   -----------
     99.1      Press Release, previously filed

     99.2      Exhibits pursuant to Item 7 (a)(4) and Item 7 (b)

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                              IsecureTrac Corp.


Date: November 11, 2003                       By: /s/ James E. Stark
                                                  ------------------------------
                                                  President

     Exhibit
       No.                              Description
     -------   -------------------------------------------------------------
     99.2              Exhibits pursuant to Item 7 (a)(4) and Item 7 (b)

                          TRACKING SYSTEMS CORPORATION

                              FINANCIAL STATEMENTS

                             DECEMBER 31, 2001 AND
                                      2000

                                      AND

                          INDEPENDENT AUDITOR'S REPORT

                         [LOGO OF MCKONLY & ASBURY, LLP]

                      [LETTERHEAD OF MCKONLY & ASBURY, LLP]

                          INDEPENDENT AUDITOR'S REPORT

The Board of Directors
Tracking Systems Corporation
Harrisburg, Pennsylvania

We have audited the accompanying balance sheets of Tracking Systems Corporation as of December 31, 2001 and 2000, and the related statements of operations, changes in stockholders' equity, and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with accounting standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Tracking Systems Corporation as of December 31, 2001 and 2000, and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.


                                                           McKonly & Asbury, LLP
Harrisburg, Pennsylvania
February 19, 2002

                          TRACKING SYSTEMS CORPORATION

                                 BALANCE SHEETS

                           DECEMBER 31, 2001 AND 2000

                                     ASSETS
                                                          2001          2000
                                                       ----------     ----------
                                                                      (Restated)
Current assets
Cash                                                   $1,226,442     $   34,534
Accounts receivable, net of allowance for
doubtful accounts of $40,184 and $25,692                  727,974      1,321,690
Inventories                                                58,579         61,941
Prepaid expenses and other current assets                 230,078         40,188
                                                       ----------     ----------

     Total current assets                               2,243,073      1,458,353
                                                       ----------     ----------
Property and equipment, net                             1,717,811      2,370,935
                                                       ----------     ----------
Other assets
  Deferred financing costs                                215,493          8,204
  Intangible assets, net                                  465,636        574,481
  Deposits                                                  7,495          7,000
                                                       ----------     ----------
     Total other assets                                   688,624        589,685

                                                       ----------     ----------
Total assets                                           $4,649,508     $4,418,973
                                                       ==========     ==========

                     The accompanying notes are an integral
                       part of these financial statements.

                      LIABILITIES AND STOCKHOLDERS' EQUITY

                                                           2001           2000
                                                      ------------    ------------
                                                                       (Restated)
Current liabilities
 Current portion of long-term debt and
  line of credit                                      $    306,978    $     39,995
 Accounts payable                                          373,935         779,472
 Accrued liabilities                                       508,345         371,090
                                                      ------------    ------------
     Total current liabilities                           1,189,258       1,190,557

Long-term debt and line of credit, net of
 current portion                                         4,632,846       3,668,980
                                                      ------------    ------------
     Total liabilities                                   5,822,104       4,859,537
                                                      ------------    ------------
Stockholders' equity
 Preferred stock, Class B cumulative,  convertible,
  par value $10.38, authorized 390,000 shares,
  issued and outstanding 300,864 shares
  (Aggregate liquidation preference $6,785,743)          6,785,743       5,983,947
Preferred stock, Class C cumulative, convertible,
  par value $8.40, authorized 170,000 shares,
  issued and outstanding 160,145 shares
  (Aggregate liquidation preference $3,107,488)          3,107,488       2,776,938
Preferred stock, Class A cumulative, convertible,
  par value $25, authorized 100,000 shares, issued
  and outstanding 29,480 shares
  (Aggregate liquidation preference $1,295,860)          1,165,739       1,016,717
Common stock, par value $1, authorized 1,000,000
  shares, issued and outstanding 239,232 and               239,232         230,833
  230,833 shares
Accumulated deficit                                    (12,470,798)    (10,448,999)
                                                      ------------    ------------
     Total stockholders' equity                         (1,172,596)       (440,564)
                                                      ------------    ------------
Total liabilities and stockholders' equity            $  4,649,508    $  4,418,973
                                                      ============    ============

                          TRACKING SYSTEMS CORPORATION

                            STATEMENTS OF OPERATIONS

                     YEARS ENDED DECEMBER 31, 2001 AND 2000

                                             2001          2000
                                         -----------    -----------
                                                         (Restated)

Revenues                                 $ 4,701,540    $ 5,231,200

Cost of sales                              2,224,535      2,737,416
                                         -----------    -----------
Gross profit                               2,477,005      2,493,784
                                         -----------    -----------
Operating expenses
  Administrative                             558,859        632,066
  Bad debts                                   16,460          3,989
  Depreciation                                60,718         50,650
  Exhibits/conventions                        27,196         32,306
  Insurance                                  158,771        209,979
  Payroll taxes                               90,549         72,188
  Product development                             --            273
  Repairs and maintenance                     16,029         20,437
  Salaries                                 1,300,779        918,284
  Travel                                     174,820        181,979
                                         -----------    -----------
Total operating expenses                   2,404,181      2,122,151
                                         -----------    -----------
Income from operations                        72,824        371,633
                                         -----------    -----------
Other income (expense)
  Interest and other income                   26,898          2,887
  Interest expense                          (675,796)      (615,668)
  Amortization                              (164,357)      (178,838)
                                         -----------    -----------
Total other income (expense)                (813,255)      (791,619)
                                         -----------    -----------
Net loss before income taxes                (740,431)      (419,986)

Income taxes                                      --             --
                                         -----------    -----------
Net loss                                 $  (740,431)   $  (419,986)
                                         ===========    ===========

                     The accompanying notes are an integral
                      part of these financial statements.

                          TRACKING SYSTEMS CORPORATION

                 STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY

                     YEARS ENDED DECEMBER 31, 2001 AND 2000

                                        Class B            Class C      Class A
                                       Preferred          Preferred    Preferred          Common       Accumulated
                                         Stock              Stock        Stock             Stock         Deficit            Total
                                       -----------     -----------     -----------     -----------     ------------     -----------
Balance, January 1, 2000 (restated)    $ 5,228,188     $ 2,469,885     $   890,547     $   230,833     $(8,840,031)     $   (20,578)

Net loss for 2000 (restated)                    --              --              --              --        (419,986)        (419,986)

Accretion related to
 mandatory redemption of
 preferred stock                           755,759         307,053         126,170              --      (1,188,982)              --
                                       -----------     -----------     -----------     -----------     ------------     -----------
Balance, December 31, 2000               5,983,947       2,776,938       1,016,717         230,833     (10,448,999)        (440,564)

Issuance of common stock                        --              --              --           8,399              --            8,399

Net loss for 2001                               --              --              --              --        (740,431)        (740,431)

Accretion related to
 mandatory redemption of
 preferred stock                           801,796         330,550         149,022              --      (1,281,368)              --
                                       -----------     -----------     -----------     -----------     ------------     -----------
Balance, December 31, 2001             $ 6,785,743     $ 3,107,488     $ 1,165,739     $   239,232     $(12,470,798)    $(1,172,596)
                                       ===========     ===========     ===========     ===========     ============     ===========


                     The accompanying notes are an integral
                      part of these financial statements.

                          TRACKING SYSTEMS CORPORATION

                            STATEMENTS OF CASH FLOWS

                     YEARS ENDED DECEMBER 31, 2001 AND 2000

                                                               2001             2000
                                                           -----------      -----------
                                                                            (Restated)
     Cash flows from operating activities
      Net loss                                             $  (740,431)     $  (419,986)
      Adjustments to reconcile net loss to net cash
       provided by operating activities
        Depreciation and amortization                        1,145,109        1,177,400
        Interest accretion added to debt balance                94,643          203,244
      Changes in operating assets and liabilities
        Accounts receivable                                    593,716         (602,469)
        Inventories                                              3,362           (7,781)
        Prepaid expenses and other current assets             (190,385)          11,733
        Accounts payable                                      (405,537)        (189,271)
        Accrued liabilities                                    137,255          (43,495)
                                                           -----------      -----------
           Net cash provided by operating activities           637,732          129,375

     Cash flows from investing activities
       Capital expenditures, net                              (327,638)        (226,832)
                                                           -----------      -----------
           Net cash used in investing activities              (327,638)        (226,832)
                                                           -----------      -----------
     Cash flows from financing activities
      Proceeds from long-term debt and
       line of credit                                        4,250,000          881,317
      Principal payments on long-term debt                  (3,113,794)        (818,280)
      Principal payments on capital leases                          --          (13,177)
      Payments for financing costs                            (262,791)         (40,938)
      Proceeds from common stock issuance                        8,399               --
                                                           -----------      -----------
           Net cash provided by financing activities           881,814            8,922
                                                           -----------      -----------
     Net increase (decrease) in cash                         1,191,908          (88,535)

     Cash, beginning of year                                    34,534          123,069
                                                           -----------      -----------
     Cash, end of year                                     $ 1,226,442      $    34,534
                                                           ===========      ===========

     Supplemental disclosures of cash flow information

           Total interest paid during year                 $   479,866      $   328,609
                                                           ===========      ===========
     Supplemental disclosures of non-cash investing
     and financing activities

           Accretion of amounts subject to mandatory
            redemption of preferred stock totaled          $ 1,281,368      $ 1,188,982
                                                           ===========      ===========

                     The accompanying notes are an integral
                       part of these financial statements.

                          TRACKING SYSTEMS CORPORATION

                          NOTES TO FINANCIAL STATEMENTS

1.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     Description of Business

     Tracking Systems Corporation (the Company) is one of the leading providers of electronic monitoring home arrest equipment and monitoring services to criminal justice and correction agencies worldwide.

     Revenue Recognition

     The Company has contracts with governmental agencies and other companies which provide electronic home arrest equipment and monitoring services. The contracts generally range from one to three years and typically contain automatic renewal provisions. Governmental agency contracts contain funding clauses, which permit the agencies to cancel the contract if funding is denied through their budgetary process. Revenues from these equipment rental and monitoring contracts are recognized monthly for units delivered and/or monitored during the period.

     The Company recognizes revenue from product sales upon shipment to the customer.

     Inventories

     Inventories are stated at the lower of cost or market. Cost is determined using the first-in, first-out (FIFO) method. Inventories consist of consumable parts and supplies.

     Property and Equipment

     Property and equipment are stated at cost. Assets under capital leases are stated at the lower of the present value of the minimum lease payments or the fair value of the assets at the lease inception. Depreciation is computed using the straight-line method over the following estimated lives:

     Monitoring equipment                             5 - 6 years
     Furniture and fixtures                              10 years
     Leasehold improvements                               5 years

     When property and equipment are retired or otherwise disposed of, the cost and related accumulated depreciation are removed from the accounts and any resulting gain or loss is included in income for the period.


                                   (continued)

                          TRACKING SYSTEMS CORPORATION

1.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Cont'd)

     Property and Equipment (Cont'd)

     Maintenance and repairs are charged to operations as incurred, and expenditures for significant additions, betterments, and renewals are capitalized.

     In the past, the Company obtained the majority of its monitoring equipment from three suppliers. Due to the limited number of manufacturers of monitoring equipment, in 1997 the Company engaged a contract manufacturer to develop and manufacture a proprietary product exclusively for the Company. This product was available for use in 2001.

     Intangible Assets

     Intangible assets include deferred acquisition costs, covenants not to compete, exclusive marketing rights, and the excess of cost over the fair value of the identifiable net assets of businesses acquired. Intangible assets having definitive lives are being amortized using the straight-line method over those lives (5 years). When events or circumstances so indicate, all long-term assets, including intangible assets, are assessed for recoverability based upon cash flow forecasts. No impairment losses have been recognized during 2001 or 2000. Amortization expense relating to intangible assets was $76,101 and $127,715 for the years ended December 31, 2001 and 2000, respectively.

     Deferred Financing Costs

     Deferred financing costs, less accumulated amortization, represent costs incurred in conjunction with various borrowing arrangements. These costs are being amortized on a straight-line basis over the term of the debt. Amortization expense was $88,246 and $51,123 for the years ended December 31, 2001 and 2000.

     Development Costs

     Development costs are expensed as incurred.

     Accretion of Redemption Values

     The difference between the net proceeds from the issuance of mandatory redeemable preferred stock and the redemption value is being accreted over the redemption period using the interest method.

                                   (continued)

                          TRACKING SYSTEMS CORPORATION

     Income Taxes

     Income taxes are accounted for under the asset and liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carry forwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

     Equity Compensation Plan

     The Company applies the intrinsic value-based method of accounting prescribed by Accounting Principals Board (APB) Opinion No. 25, Accounting for Stock Issued to Employees, and related interpretations, in accounting for its equity compensation plan. As such, compensation expense is recorded on the date of grant only if the estimated market price of the underlying stock exceeds the exercise price.

     Use of Estimates

     The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual amounts could differ from those estimates.


                                   (continued)

                          TRACKING SYSTEMS CORPORATION

2.   PROPERTY AND EQUIPMENT

     Property and equipment and related accumulated depreciation at December 31, consists of the following:

                                                       2001            2000
                                                   -----------      -----------
Monitoring equipment                               $ 6,393,887      $ 6,456,326
Furniture and fixtures                                 483,031          382,772
Leasehold improvements                                  29,916           29,916
                                                   -----------      -----------
                                                     6,906,834        6,869,014
Less accumulated depreciation and amortization      (5,189,023)      (4,498,079)
                                                   -----------      -----------
                                                   $ 1,717,811      $ 2,370,935
                                                   ===========      ===========

     Depreciation expense totaled $980,762 and $998,562 for the years ended December 31, 2001 and 2000.

3.   LONG-TERM DEBT, LINE OF CREDIT AND EQUIPMENT PURCHASES

     Long-term debt and line of credit at December 31, consists of the following:

                                                       2001            2000
                                                   -----------      -----------
$700,000 12% subordinated notes (net of debt
discount of in 2001 and $69,976 in $10,176
2000),  interest payable quarterly in arrears,
due March 2002                                     $   689,824      $   630,024

Term loan ($4,250,000 original balance)              4,250,000

Note payable ($125,000 original balance)                    --           63,336

Term loan ($1,950,000 original balance)                     --        1,529,357

Equipment line of credit (maximum $3,000,000
available)                                                  --        1,039,749

Revolving line of credit (maximum $750,000
available)                                                  --          446,509
                                                   -----------      -----------
                                                     4,939,824        3,708,975
Less current portion                                  (306,978)         (39,995)
                                                   -----------      -----------
Total long-term debt and line of credit            $ 4,632,846      $ 3,668,980
                                                   ===========      ===========

                                  (continued)

                          TRACKING SYSTEMS CORPORATION

     On February 13, 2001, the Company refinanced its existing term loan, equipment line of credit and revolving line of credit with a $4,250,000 term loan. The term loan refinanced notes payable of $2,224,017, inclusive of principal and interest, the remaining balance on a line of credit of $595,307 and the fees associated with the loan agreement of $272,000.

     The term loan calls for interest only for twelve months, followed by monthly payments including interest of $64,533, with the remaining amount due in full in February 2004. The interest rate is based on the U.S. Bank of Washington prime rate plus 3%. The interest rate as of December 31, 2001, was 7.75%.

     The term loan is collateralized by substantially all of the Company's assets, including accounts receivable, inventory, equipment (a second security interest in the assets specifically pledged for permitted capital leases), intangibles and a pledge of those shareholders that hold more than 10% of the Company's outstanding and issued stock, primarily Preferred B and C shareholders, directors and officers of the Company.

     The term loan requires the Company to provide the lender with a performance based fee equal to: (i) the greater of $85,000 or 5% of the Company's residual value, due on the sale of the Company or repayment of the term loan if the sale or repayment occurs in the first year following the disbursement of the loan; or (ii) in the second or third years following the disbursement of the loan, 4.5% of the Company's residual value due on the sale of the Company, repayment of the term loan or at the end of three years, whichever occurs first. If the Company is sold, residual value will consist of the gross sale price (prior to assumed liabilities, brokers fees and transaction expenses) less $10,500,000. If no sale occurs, residual value will consist of 30 times the average of the most recent three months of gross revenue, less $10,500,000.

     The covenants include standard financial reporting requirements for term loans with similar terms, including monthly financial reports, quarterly compliance certificates, and audited year end financial statements, as well as total debt/cash flow and EBITDA ratios. Other debt is limited to the current 12% subordinated notes (which are subject to a subordination agreement) and to an aggregate face amount of $2,000,000 to be used to finance equipment used in the normal course of business. The term loan also excludes any dividends or distributions without the lender's consent. Other covenants include, but are not limited to, restrictions on liens and security interests, change of name, merger, sale of assets, guarantees, new subsidiaries, investment loans, loans to insiders, lease financing and issuance of new stock.


                                   (continued)

                          TRACKING SYSTEMS CORPORATION

     During 1999, the Company issued 23,333 shares of Class B preferred stock to the purchasers of the 12% subordinated notes. Each share of the Class B preferred stock is convertible into one share of common stock. As a result of the issuance of convertible securities with a non-detachable (embedded) conversion feature that is in-the-money at the commitment date (a "beneficial conversion feature"), the Company has separately valued the embedded beneficial conversion feature present in the convertible securities at the date of issuance in accordance with EITF 98-5, Accounting for Convertible Securities with Beneficial Conversion Features or Contingently Adjustable Conversion Ratios. The discount of $62,258 allocated to the preferred stock has been charged to accumulated deficit at the date of issuance since the preferred stock is immediately convertible. The discount of $179,939 allocated to the debt issued is being amortized to interest expense over the life of the debt using the interest method.

     Because repayment of the $700,000 notes is subordinate to the repayment of the term loan, the March 2002 maturity date for these notes is effectively postponed until February 2004.

     Maturity requirements reflecting the effective repayment dates of the $700,000 subordinated notes and the requirements of the new term loan agreement are as follows:

     2002                                     $  306,978
     2003                                        389,496
     2004                                      4,243,350
     2005                                             --
     2006                                             --
                                              ----------
                                              $4,939,824
                                              ==========

4.   LEASES

     The Company has several noncancelable operating leases, primarily for office facilities, expiring at various dates through March 2004. Total rent expense under these operating leases for the years ended December 31, 2001 and 2000 was $105,416 and $104,267, respectively.

     Future minimum lease payments under noncancelable operating leases having a remaining term in excess of one year as of December 31, 2001 are as follows:

     2002                                     $102,479
     2003                                      105,494
     2004                                       26,063
     2005                                           --
     2006                                           --
                                              --------
     Total minimum lease payments             $234,036
                                              ========


                                  (continued)

                          TRACKING SYSTEMS CORPORATION

5.   INCOME TAXES

     Gross deferred tax assets were approximately $1,700,000 as of December 31, 2001, and consisted primarily of available net operating loss carry forwards and bad debt provisions net of accelerated tax depreciation.

     The valuation allowance for deferred tax assets as of December 31, 2000 was $1,382,960. The net change in the total valuation allowance for the year ended December 31, 2001 was an increase of $314,900. In assessing the realizability of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible. Management considers the scheduled reversal of deferred tax liabilities, projected future taxable income, and tax planning strategies in making this assessment. In order to fully realize the deferred tax asset, the Company will need to generate future taxable income of approximately $5,000,000 prior to the expiration of the net operating loss carry forwards. For the year ended December 31, 2001, the Company had a tax loss of approximately $198,000. Based upon historical financial results and tax losses, management believes it is more likely than not that the Company will not realize the benefits of these deductible differences, and has recorded a full valuation allowance at December 31, 2001.

     Subsequently recognized tax benefits, if any, relating to the valuation allowance for deferred tax assets as of December 31, 2001 will be allocated to the income tax benefit reported in the statement of operations.

     At December 31, 2001, the Company has net operating loss carryforwards for federal income tax purposes of approximately $4,755,000 and for state income tax purposes of approximately $2,905,000. The net operating loss carry- forwards are available to offset future taxable income through 2021 (federal) and 2011 (state).

6.   STOCKHOLDERS' EQUITY

     Equity Compensation Plan

     The Company has a stock-based compensation plan (the "Plan") pursuant to which the Company's Board of Directors may grant stock options to its employees, directors, and key advisors for up to 139,606 shares of the Company's stock. The exercise price of each option is determined by the Board of Directors on the date of grant. Options granted have a maximum term of 10 years and generally become 25% exercisable on the first, second, third, and fourth anniversaries of the date of the grant.


                                   (continued)

                          TRACKING SYSTEMS CORPORATION

     Equity Compensation Plan (Cont'd)

     As permitted under Financial Accounting Standards No. 123, Accounting for Stock-Based Compensation (FAS 123), the Company has chosen to continue to account for stock-based compensation using APB No. 25, and related interpretations. Accordingly, compensation cost for stock options is measured as the excess, if any, of the fair value of the Company's stock at the date of grant over the amount an employee must pay to acquire the stock. No stock options were granted during 2001 or 2000, therefore, no compensation cost has been recognized for those years for the Plan. At December 31, 2001, there were 38,616 additional options available for grant under the Plan.

     The change in stock options outstanding at December 31, is summarized as follows:

                                              2001                  2000
                                             -------               -------
     Number outstanding at
     beginning of year                       100,990               100,990
     Granted                                      --                    --
     Exercised                                    --                    --
     Forfeited                                    --                    --
     Number outstanding at end
     of year                                 100,990               100,990

The following table summarizes information about the Company's stock option plan as of December 31, 2001:

                                                                           Options Exercisable
                                     Weighted                         -----------------------------
                    Number            Average         Weighted          Number            Weighted
     Range of     Outstanding        Remaining        Average         Outstanding          Average
     Exercise     December 31,      Contractual       Exercise        December 31,         Exercise
      Price         2001              Life             Price            2001                Price
     ---------    -----------       -----------     ----------       -------------       ----------
     $   10.38        36,052          4 years       $    10.38          36,052          $    10.38
     $   11.50        64,938          6 years       $    11.50          59,918          $    11.50
                     -------                        ----------          ------          ----------
                     100,990                        $    11.10          95,970          $    11.08
                     =======                        ==========          ======          ==========


                                  (continued)

                          TRACKING SYSTEMS CORPORATION

     The following table summarizes information about the Company's stock option plan as of December 31, 2000:

                                                                           Options Exercisable
                                     Weighted                         -----------------------------
                    Number            Average         Weighted          Number            Weighted
     Range of     Outstanding        Remaining        Average         Outstanding          Average
     Exercise     December 31,      Contractual       Exercise        December 31,         Exercise
      Price         2000              Life             Price            2000                Price
     ---------    -----------       -----------     ----------       -------------       ----------
     $   10.38        36,052          5 years       $   10.38           36,052            $   10.38
     $   11.50        64,938          7 years       $   11.50           54,898            $   11.50
                      -------                       ---------           ------            ---------

                      100,990                       $   11.10           90,950            $   11.06
                      =======                       =========           ======            =========

     Warrants

     The Company granted warrants to acquire 1,806 shares of common stock to a shareholder at an exercise price $10.38 per share, in consideration for financing provided to the Company. These warrants, which may be exercised beginning May 31, 2001 and ending May 31, 2003, were outstanding at December 31, 2001.

     Class A Preferred Stock

     The Company has authorized 100,000 shares of cumulative, non-voting, convertible preferred stock (Class A) having a par value of $25 per share, of which 29,480 shares were issued and outstanding at December 31, 2001.

     The Company has an option plan pursuant to which 5,500 shares of Class A preferred stock are available for grants of stock options or compensation awards. The Company previously granted 4,500 options to certain members of the Board of Directors at an exercise price of $1 per share, in consideration of their service to the Company. These options were outstanding and exercisable at December 31, 2001. At December 31, 2001, 1,000 shares of the stock remained available for future grants.


                                   (continued)

                          TRACKING SYSTEMS CORPORATION

     Class A Preferred Stock (Cont'd)

     Specific features of the Class A stock are as follows:

     DIVIDENDS

     Holders of the shares of Class A preferred stock are entitled to receive cumulative non-compounding annual dividends in an amount equal to eight percent (8%) of the par value. Dividends commenced in fiscal year 1993 but shall cumulate and not be payable until January 31, 2003 unless the Company elects to make payment at an earlier date. However, no dividends shall be declared or paid until all dividends for Class B preferred stock are paid, and all outstanding Class B shares subject to mandatory redemption have been redeemed. As of December 31, 2001, cumulative dividends in arrears totaled $485,160 ($16.46 per share).

     REDEMPTION

     The shares of the Class A preferred stock may be redeemed at a price of $27.50 per share plus any and all accumulated dividends thereon, at any time or periodically, in whole or in part; provided, however, that in all events the Company must redeem the Class A preferred shares on January 31, 2003. In no event shall shares of the Class A stock be redeemed until all outstanding shares of Class B stock subject to mandatory redemption are redeemed. Upon an offer of redemption by the Company, each shareholder, for a period of thirty (30) days, shall have the option to reject the offer of redemption by converting each share of the Class A preferred stock into two
     (2) shares of common stock. The aggregate redemption value of outstanding shares as of December 31, 2001 was $1,295,860. The difference between the carrying and redemption values represents remaining amounts to be accreted through maturity.

     CONVERSION

     The holder of any shares of Class A preferred stock has an option to convert the shares into common shares. On the exercise of the option to convert, the holder is entitled to receive two (2) shares of common stock for each share of Class A preferred stock converted.

     LIQUIDATION

     The liquidation amount is the same as the redemption amount. The Class A preferred stock is senior to common stock and junior to all other classes of stock.


                                   (continued)

                          TRACKING SYSTEMS CORPORATION

     Class A Preferred Stock (Cont'd)

     VOTING RIGHTS

     The holders of Class A preferred stock shall have no voting rights; provided, however, that in the event that dividends due and payable on the preferred stock are in arrears by more than two annual payments (whether or not successive), each share of Class A preferred stock shall have the same voting rights as if such share had been converted into two (2) shares of common stock.

     Class B Preferred Stock

     The Company has authorized 390,000 shares of cumulative, voting, convertible preferred stock (Class B) having a par value of $10.38 per share, of which 300,864 shares were issued and outstanding at December 31, 2001.

     The Company has granted warrants to acquire 5,218 shares of Class B preferred stock to certain shareholders at an exercise price of $11.50 per share, in consideration for financing provided to the Company. The warrants become exercisable in 25% increments beginning one year after grant date. These warrants were outstanding at December 31, 2001.

     Specific features of the Class B stock are as follows:

     DIVIDENDS

     Holders of shares of the Class B preferred stock are due an annual cumulative dividend of 10%. Dividends are payable in preference and priority to any payment of any dividend on Class A preferred stock and common stock. As of December 31, 2001, cumulative dividends in arrears totaled $1,581,039 ($5.25 per share).

     REDEMPTION

     Beginning five years and ending seven years from May 31, 1996, at the request of the holders, any Class B preferred stock must be redeemed for an amount equal to its conversion price increased by an annual premium of 10%, compounded quarterly from May 31, 1996, plus any accrued but unpaid dividends. Mandatory redemption of all outstanding Class B preferred stock is required at the end of the seventh year. The aggregate redemption value of outstanding shares as of December 31, 2001 was $6,785,743.


                                   (continued)

                          TRACKING SYSTEMS CORPORATION

     Class B Preferred Stock (Cont'd)

     CONVERSION

     Each share of Class B preferred stock issued may be converted into common stock of the Company. The conversion rate is equal to one share of common stock for every one share of Class B preferred stock.

     LIQUIDATION

     Liquidation value is the same as redemption value. The Class B preferred stock is senior to Class A preferred stock and common stock and equal to Class C preferred stock.

     VOTING RIGHTS

     The holders of Class B preferred stock vote together with the holders of other shares of voting capital stock, and not as a separate class, on all matters to be voted on by the stockholders of the Company, on the following basis: each holder of Class B preferred stock is entitled to one vote for each share of common stock that would be issuable to such holder upon the conversion of all the shares of Class B preferred stock held by such holder on the record date for the determination of stockholders entitled to vote.

     Class C Preferred Stock

     The Company has authorized 170,000 shares of cumulative, voting, convertible preferred stock (Class C) having a par value of $8.40 per share, of which 160,145 shares were issued and outstanding at December 31, 2001. The issuance of Class C preferred stock occurred during 1996 as a result of the conversion of subordinated debentures.

     Specific features of the Class C stock are as follows:

     DIVIDENDS

     Holders of shares of the Class C preferred stock are due an annual cumulative dividend of 6%. Dividends are payable in preference and priority to any payment of any dividend on Class A preferred stock and common stock. As of December 31, 2001, cumulative dividends in arrears totaled $450,649 ($2.81 per share).


                                   (continued)

                          TRACKING SYSTEMS CORPORATION

     Class C Preferred Stock (Cont'd)

     REDEMPTION

     Beginning six years and ending eight years from January 24, 1995, at the request of the holders, any Class C preferred stock must be redeemed for an amount equal to its conversion price increased by an annual premium of 10%, compounded quarterly from January 24, 1995, plus any accrued but unpaid dividends. Mandatory redemption of all outstanding Class C preferred stock is required at the end of the eighth year. The aggregate redemption value of outstanding shares as of December 31, 2001 was $3,107,488.

     CONVERSION

     Each share of Class C preferred stock issued may be converted into common stock of the Company. The conversion rate is equal to one share of common stock for every one share of Class C preferred stock.

     LIQUIDATION

     Liquidation value is the same as redemption value. The Class C preferred stock is senior to Class A preferred stock and common stock and equal to Class B preferred stock.

     VOTING RIGHTS

     The holders of Class C preferred stock vote together with the holders of other shares of voting capital stock, and not as a separate class, on all matters to be voted on by the stockholders of the Company, on the following basis: each holder of Class C preferred stock is entitled to one vote for each share of common stock that would be issuable to such holder upon the conversion of all the shares of Class C preferred stock held by such holder on the record date for the determination of stockholders entitled to vote.

7.   401(k) PLAN

     The Company maintains a 401(k) plan for substantially all of its employees that have worked for the Company for greater than 1 year. The Company does not have any matching requirements related to this plan.


                                   (continued)

                          TRACKING SYSTEMS CORPORATION

8.   CONCENTRATION OF CREDIT RISK

     The Company maintains cash balances in excess of FDIC insurance limits at a financial institution. Such excess amounts totaled $1,107,697 at December 31, 2001. The Company monitors the financial condition of the deposit institution on a regular basis and believes the risk of loss to be very minimal.

9.   RESTATEMENT OF PRIOR PERIOD

     The accumulated deficit at January 1, 2000 was restated to account for the effect of recording an additional liability for accrued vacation pay. The effect of this adjustment was to increase the reported deficit by $74,952. In addition, the amount of salaries reported for 2000 was increased by $14,056, the effect of the change in the liability for that year. There was no income tax effect on either prior years or on the year 2000 as a result of this correction.


                                   (continued)

                          TRACKING SYSTEMS CORPORATION

                              FINANCIAL STATEMENTS

                     YEARS ENDED DECEMBER 31, 2002 AND 2001

                                       AND

                          INDEPENDENT AUDITOR'S REPORT

                         [LOGO OF MCKONLY & ASBURY, LLP]

                      [LETTERHEAD OF MCKONLY & ASBURY, LLP]

                          INDEPENDENT AUDITOR'S REPORT

The Board of Directors
Tracking Systems Corporation
Harrisburg, Pennsylvania

We have audited the accompanying balance sheets of Tracking Systems Corporation as of December 31, 2002 and 2001, and the related statements of operations, changes in stockholders' equity, and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Tracking Systems Corporation as of December 31, 2002 and 2001, and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.


                                                           McKonly & Asbury, LLP


Harrisburg, Pennsylvania
February 6, 2003

                          TRACKING SYSTEMS CORPORATION

                                 BALANCE SHEETS

                           DECEMBER 31, 2002 AND 2001

                                     ASSETS

                                                   2002           2001
                                                ----------     ----------
Current assets
  Cash                                          $  633,543     $1,226,442
  Accounts receivable, net of allowance for
   doubtful accounts of $0 and $40,184             745,633        727,974
Inventories                                         65,480         58,579
Prepaid expenses and other current assets          142,336        230,078
                                                ----------     ----------
     Total current assets                        1,586,992      2,243,073
                                                ----------     ----------
Property and equipment, net                      1,506,788      1,717,811
                                                ----------     ----------
Other assets
  Deferred financing costs                         160,141        215,493
  Intangible assets, net                           330,933        465,636
  Deposits                                          15,168          7,495
                                                ----------     ----------
     Total other assets                            506,242        688,624
                                                ----------     ----------

Total assets                                   $ 3,600,022     $4,649,508
                                                ==========     ==========


                     The accompanying notes are an integral
                       part of these financial statements.

LIABILITIES AND STOCKHOLDERS' EQUITY

                                                            2002              2001
                                                        ------------      ------------
Current liabilities
 Current portion of long-term debt and
  line of credit                                        $    629,185      $    306,978
 Accounts payable                                            217,980           373,935
 Accrued liabilities                                         539,618           508,345
                                                        ------------      ------------
     Total current liabilities                             1,386,783         1,189,258

Long-term debt and line of credit, net of
 current portion                                           3,945,447         4,632,846
                                                        ------------      ------------
     Total liabilities                                     5,332,230         5,822,104
                                                        ------------      ------------
Stockholders' equity
 Preferred stock, Class B cumulative,  convertible,
  par value $10.38, authorized 390,000 shares,
  issued and outstanding 300,864 shares
  (Aggregate liquidation preference $7,638,355)            7,638,355         6,785,743
 Preferred stock, Class C cumulative, convertible,
  par value $8.40, authorized 170,000 shares,
  issued and outstanding 160,145 shares
  (Aggregate liquidation preference $3,463,974)            3,463,974         3,107,488
 Preferred stock, Class A cumulative, convertible,
  par value $25, authorized 100,000 shares, issued
  and outstanding 29,480 shares
  (Aggregate liquidation preference $1,354,820)            1,353,824         1,165,739
 Common stock, par value $1, authorized 1,000,000
  shares, issued and outstanding 239,232 and                 239,232           239,232
  239,232 shares
 Accumulated deficit                                     (14,427,593)      (12,470,798)
                                                        ------------      ------------
     Total stockholders' equity                           (1,732,208)       (1,172,596)
                                                        ------------      ------------
Total liabilities and stockholders' equity              $  3,600,022      $  4,649,508
                                                        ============      ============

                          TRACKING SYSTEMS CORPORATION

                            STATEMENTS OF OPERATIONS

                     YEARS ENDED DECEMBER 31, 2002 AND 2001


                                          2002            2001
                                      -----------      -----------
Revenues                              $ 3,503,534      $ 4,701,540

Cost of sales                           1,689,794        2,224,535
                                      -----------      -----------
Gross profit                            1,813,740        2,477,005
                                      -----------      -----------
Operating expenses
  Administrative                          441,617          558,859
  Bad debts                                18,922           16,460
  Depreciation                             70,466           60,718
  Exhibits/conventions                     13,456           27,196
  Insurance                               164,512          158,771
  Payroll taxes                            65,216           90,549
  Repairs and maintenance                   9,905           16,029
  Salaries                                796,233        1,300,779
  Travel                                  139,864          174,820
                                      -----------      -----------
Total operating expenses                1,720,191        2,404,181
                                      -----------      -----------
Income from operations                     93,549           72,824
                                      -----------      -----------
Other income (expense)
  Interest and other income                53,795           26,898
  Interest expense                       (470,956)        (675,796)
  Amortization                           (235,950)        (164,357)

Total other income (expense)             (653,111)        (813,255)
                                      -----------      -----------

Net loss before income taxes             (559,562)        (740,431)

Income taxes                                  (50)              --
                                      -----------      -----------
Net loss                              $  (559,612)     $  (740,431)
                                      ===========      ===========


                     The accompanying notes are an integral
                       part of these financial statements.

                          TRACKING SYSTEMS CORPORATION

                 STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY

                     YEARS ENDED DECEMBER 31, 2002 AND 2001

                                  Class B          Class C          Class A
                                 Preferred        Preferred        Preferred        Common          Accumulated
                                  Stock            Stock            Stock            Stock            Deficit            Total
                               ------------     ------------     ------------     ------------     ------------      ------------
Balance, January 1, 2001       $  5,983,947     $  2,776,938     $  1,016,717     $    230,833     $(10,448,999)     $   (440,564)

Issuance of common stock                 --               --               --            8,399               --             8,399

Net loss for 2001                        --               --               --               --         (740,431)         (740,431)

Accretion related to
mandatory redemption of
preferred stock                     801,796          330,550          149,022               --       (1,281,368)               --
                               ------------     ------------     ------------     ------------     ------------      ------------
Balance, December 31, 2001        6,785,743        3,107,488        1,165,739          239,232      (12,470,798)       (1,172,596)

Net loss for 2002                        --               --               --               --         (559,612)         (559,612)

Accretion related to
mandatory redemption of
preferred stock                     852,612          356,486          188,085               --       (1,397,183)               --
                               ------------     ------------     ------------     ------------     ------------      ------------
Balance, December 31, 2002     $  7,638,355     $  3,463,974     $  1,353,824     $    239,232     $(14,427,593)     $ (1,732,208)
                               ============     ============     ============     ============     ============      ============


                     The accompanying notes are an integral
                       part of these financial statements.

                          TRACKING SYSTEMS CORPORATION

                            STATEMENTS OF CASH FLOWS

                     YEARS ENDED DECEMBER 31, 2002 AND 2001

                                                          2002             2001
                                                      -----------      -----------
Cash flows from operating activities
  Net loss                                            $  (559,612)     $  (740,431)
  Adjustments to reconcile net loss to net cash
   provided by operating activities
    Depreciation and amortization                       1,045,329        1,145,109
    Interest accretion added to debt balance               10,176           94,643
  Changes in operating assets and liabilities
    Accounts receivable                                   (17,659)         593,716
    Inventories                                            (6,901)           3,362
    Prepaid expenses and other current assets              80,069         (190,385)
    Accounts payable                                     (155,955)        (405,537)
    Accrued liabilities                                    31,273          137,255
                                                      -----------      -----------
        Net cash provided by operating activities         426,720          637,732
                                                      -----------      -----------
Cash flows from investing activities
  Capital expenditures, net                              (350,222)        (327,638)
                                                      -----------      -----------
        Net cash used in investing activities            (350,222)        (327,638)
                                                      -----------      -----------
Cash flows from financing activities
  Proceeds from long-term debt and
  line of credit                                               --        4,250,000
  Principal payments on long-term debt                   (571,552)      (3,113,794)
  Principal payments on capital leases                    (51,950)              --
  Payments for financing costs                            (45,895)        (262,791)
  Proceeds from common stock issuance                          --            8,399
                                                      -----------      -----------

        Net cash provided by (used in)
          financing activities                           (669,397)         881,814
                                                      -----------      -----------
Net increase (decrease) in cash                          (592,899)       1,191,908

Cash, beginning of year                                 1,226,442           34,534
                                                      -----------      -----------
Cash, end of year                                     $   633,543      $ 1,226,442
                                                      ===========      ===========
Schedule of noncash investing and
 financing activities
  Acquisition of fixed assets through
   capital lease
    Cost of fixed assets                              $   248,134      $        --
    Increase in capital lease payable                    (248,134)              --

     Cash payment on fixed assets                     $        --      $        --
                                                      ===========      ===========
Supplemental disclosures of cash flow information

        Total interest paid during year               $   338,567      $   479,866
                                                      ===========      ===========
Supplemental disclosures of non-cash investing
and financing activities

        Accretion of amounts subject to mandatory
         redemption of preferred stock totaled        $ 1,397,183      $ 1,281,368
                                                      ===========      ===========

                     The accompanying notes are an integral
                       part of these financial statements.

                          TRACKING SYSTEMS CORPORATION

                          NOTES TO FINANCIAL STATEMENTS

1.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     Description of Business

     Tracking Systems Corporation (the Company) is one of the leading providers of electronic monitoring home arrest equipment and monitoring services to criminal justice and correction agencies worldwide.

     Revenue Recognition

     The Company has contracts with governmental agencies and other companies which provide electronic home arrest equipment and monitoring services. The contracts generally range from one to three years and typically contain automatic renewal provisions. Governmental agency contracts contain funding clauses, which permit the agencies to cancel the contract if funding is denied through their budgetary process. Revenues from these equipment rental and monitoring contracts are recognized monthly for units delivered and/or monitored during the period.

     The Company recognizes revenue from product sales upon shipment to the customer.

     Inventories

     Inventories are stated at the lower of cost or market. Cost is determined using the first-in, first-out (FIFO) method. Inventories consist of consumable parts and supplies.

     Property and Equipment

     Property and equipment are stated at cost. Assets under capital leases are stated at the lower of the present value of the minimum lease payments or the fair value of the assets at the lease inception. Depreciation is computed using the straight-line method over the following estimated lives:

     Monitoring equipment                             5 - 6 years

     Furniture and fixtures                              10 years

     Leasehold improvements                              5 years

     When property and equipment are retired or otherwise disposed of, the cost and related accumulated depreciation are removed from the accounts and any resulting gain or loss is included in income for the period.

     Maintenance and repairs are charged to operations as incurred, and expenditures for significant additions, betterments, and renewals are capitalized.

     In the past, the Company obtained the majority of its monitoring equipment from three suppliers. Due to the limited number of manufacturers of monitoring equipment, in 1997 the Company engaged a contract manufacturer to develop and manufacture a proprietary product exclusively for the Company. This product was available for use in 2002.


                                   (continued)

                          TRACKING SYSTEMS CORPORATION

                          NOTES TO FINANCIAL STATEMENTS

1.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Cont'd)

     Intangible Assets

     Intangible assets include deferred acquisition costs, covenants not to compete, exclusive marketing rights, and the excess of cost over the fair value of the identifiable net assets of businesses acquired. Intangible assets having definitive lives are being amortized using the straight-line method over those lives (5 years). When events or circumstances so indicate, all long-term assets, including intangible assets, are assessed for recoverability based upon cash flow forecasts. No impairment losses have been recognized during 2002 or 2001. Amortization expense relating to intangible assets was $134,703 and $76,101 for the years ended December 31, 2002 and 2001, respectively.

     Deferred Financing Costs

     Deferred financing costs, less accumulated amortization, represent costs incurred in conjunction with various borrowing arrangements. These costs are being amortized on a straight-line basis over the term of the debt. Amortization expense was $101,247 and $88,246 for the years ended December 31, 2002 and 2001.

     Development Costs

     Development costs are expensed as incurred.

     Accretion of Redemption Values

     The difference between the net proceeds from the issuance of mandatory redeemable preferred stock and the redemption value is being accreted over the redemption period using the interest method.

     Income Taxes

     Income taxes are accounted for under the asset and liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carry forwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.


                                   (continued)

                          TRACKING SYSTEMS CORPORATION

                          NOTES TO FINANCIAL STATEMENTS

1.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Cont'd)

     Equity Compensation Plan The Company applies the intrinsic value-based method of accounting prescribed by Accounting Principals Board (APB) Opinion No. 25, Accounting for Stock Issued to Employees, and related interpretations, in accounting for its equity compensation plan. As such, compensation expense is recorded on the date of grant only if the estimated market price of the underlying stock exceeds the exercise price. Use of Estimates

     The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual amounts could differ from those estimates.

2.   PROPERTY AND EQUIPMENT

     Property and equipment and related accumulated depreciation at December 31, consists of the following:

                                                            2002             2001
                                                        -----------      -----------
     Monitoring equipment                               $ 6,594,030      $ 6,393,887
     Furniture and fixtures                                 516,734          483,031
     Leasehold improvements                                  29,916           29,916
                                                        -----------      -----------
                                                          7,140,680        6,906,834
     Less accumulated depreciation and amortization      (5,633,892)      (5,189,023)
                                                        -----------      -----------
                                                        $ 1,506,788      $ 1,717,811
                                                        ===========      ===========

     Depreciation expense totaled $809,379 and $980,762 for the years ended December 31, 2002 and 2001.


                                  (continued)

                          TRACKING SYSTEMS CORPORATION

                          NOTES TO FINANCIAL STATEMENTS

3.   LONG-TERM DEBT, LINE OF CREDIT AND EQUIPMENT PURCHASES

     Long-term debt and line of credit at December 31, consists of the following:

                                                            2002            2001
                                                        -----------      -----------
     $700,000 12% subordinated notes (net of debt
     discount of zero in 2002 and $10,176 in 2001),
     interest payable quarterly in arrears              $   700,000      $   689,824

     Term loan ($4,250,000 original balance)              3,678,448        4,250,000

     Capital lease payable ($78,097 original balance)        64,213               --

     Capital lease payable ($92,107 original balance)        81,240               --

     Capital lease payable ($61,289 original balance)        50,731               --
                                                        -----------      -----------
                                                          4,574,632        4,939,824
     Less current portion                                  (629,185)        (306,978)
                                                        -----------      -----------
     Total long-term debt and line of credit            $ 3,945,447      $ 4,632,846
                                                        ===========      ===========

     On February 13, 2001, the Company refinanced its existing term loan, equipment line of credit and revolving line of credit with a $4,250,000 term loan. The term loan refinanced notes payable of $2,224,017, inclusive of principal and interest, the remaining balance on a line of credit of $595,307 and the fees associated with the loan agreement of $272,000.

     The term loan calls for interest only for twelve months, followed by monthly payments including interest of $64,533, with the remaining amount due in full in February 2007. The interest rate is based on the U.S. Bank of Washington prime rate plus 3%. The interest rate as of December 31, 2002, was 7.25%.

     The term loan is collateralized by substantially all of the Company's assets, including accounts receivable, inventory, equipment (a second security interest in the assets specifically pledged for permitted capital leases), intangibles and a pledge of those shareholders that hold more than 10% of the Company's outstanding and issued stock, primarily Preferred B and C shareholders, directors and officers of the Company.


                                  (continued)

                          TRACKING SYSTEMS CORPORATION

                          NOTES TO FINANCIAL STATEMENTS

3.   LONG-TERM DEBT, LINE OF CREDIT AND EQUIPMENT PURCHASES (Cont'd)

     The term loan requires the Company to provide the lender with a performance based fee equal to: (i) the greater of $85,000 or 5% of the Company's residual value, due on the sale of the Company or repayment of the term loan if the sale or repayment occurs in the first year following the disbursement of the loan; or (ii) in the second or third years following the disbursement of the loan, 4.5% of the Company's residual value due on the sale of the Company, repayment of the term loan or at the end of three years, whichever occurs first. If the Company is sold, residual value will consist of the gross sale price (prior to assumed liabilities, brokers fees and transaction expenses) less $10,500,000. If no sale occurs, residual value will consist of 30 times the average of the most recent three months of gross revenue, less $10,500,000.

     The covenants include standard financial reporting requirements for term loans with similar terms, including monthly financial reports, quarterly compliance certificates, and audited year end financial statements, as well as total debt/cash flow and EBITDA ratios. Other debt is limited to the current 12% subordinated notes (which are subject to a subordination agreement) and to an aggregate face amount of $2,000,000 to be used to finance equipment used in the normal course of business. The term loan also excludes any dividends or distributions without the lender's consent. Other covenants include, but are not limited to, restrictions on liens and security interests, change of name, merger, sale of assets, guarantees, new subsidiaries, investment loans, loans to insiders, lease financing and issuance of new stock. The Company was not in compliance with the debt covenants during the period November 2002 through March 2003. In April 2004, the Company received a waiver from the noteholder for the period of non-compliance

     During 1999, the Company issued 23,333 shares of Class B preferred stock to the purchasers of the 12% subordinated notes. Each share of the Class B preferred stock is convertible into one share of common stock. As a result of the issuance of convertible securities with a non-detachable (embedded) conversion feature that is in-the-money at the commitment date (a "beneficial conversion feature"), the Company has separately valued the embedded beneficial conversion feature present in the convertible securities at the date of issuance in accordance with EITF 98-5, Accounting for Convertible Securities with Beneficial Conversion Features or Contingently Adjustable Conversion Ratios. The discount of $62,258 allocated to the preferred stock has been charged to accumulated deficit at the date of issuance since the preferred stock is immediately convertible. The discount of $179,939 allocated to the debt issued is being amortized to interest expense over the life of the debt using the interest method.

     Because repayment of the $700,000 notes is subordinate to the repayment of the term loan, the March 2002 maturity date for these notes is effectively postponed until February 2007.


                                   (continued)

                          TRACKING SYSTEMS CORPORATION

                          NOTES TO FINANCIAL STATEMENTS

3.   LONG-TERM DEBT, LINE OF CREDIT AND EQUIPMENT PURCHASES (Cont'd)

     The Company entered into a capital lease in 2002. The lease has 36 monthly payments of principle and interest totaling $1,997. The loan matures in July 2005, and is secured by the equipment leased.

     The Company entered into a capital lease in 2002. The lease has 36 monthly payments of principle and interest of $2,544. The loan matures in June 2005, and is secured by the equipment leased.

     The Company entered into a capital lease in 2002. The lease has 36 monthly payments of principle and interest of $3,165. The loan matures in September 2005, and is secured by the equipment leased.

     Maturity requirements reflecting the effective repayment dates of the $700,000 subordinated notes, the requirements of the term loan agreement and capital leases are as follows:

     2003                                     $   629,185
     2004                                         670,498
     2005                                         680,967
     2006                                         687,703
     2007                                       1,906,279

                                              $ 4,574,632
                                              ===========

4.   LEASES

     The Company has several noncancelable operating leases, primarily for office facilities, expiring at various dates through March 2004. Total rent expense under these operating leases for the years ended December 31, 2002 and 2001 was $102,277 and $105,416, respectively.

     Future minimum lease payments under noncancelable operating leases having a remaining term in excess of one year as of December 31, 2002 are as follows:

     2002                                     $105,494
     2003                                       26,063
     2004                                           --
     2005                                           --
     2006                                           --
                                              --------
     Total minimum lease payments             $131,557
                                              ========


                                   (continued)

                          TRACKING SYSTEMS CORPORATION

                          NOTES TO FINANCIAL STATEMENTS

5.   INCOME TAXES

     Gross deferred tax assets were approximately $1,900,000 as of December 31, 2002, and consisted primarily of available net operating loss carryforwards and bad debt provisions net of accelerated tax depreciation.

     The valuation allowance for deferred tax assets as of December 31, 2001 was $1,700,000. The net change in the total valuation allowance for the year ended December 31, 2002 was an increase of $200,000. In assessing the realizability of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible. Management considers the scheduled reversal of deferred tax liabilities, projected future taxable income, and tax planning strategies in making this assessment. In order to fully realize the deferred tax asset, the Company will need to generate future taxable income of approximately $5,000,000 prior to the expiration of the net operating loss carryforwards. For the year ended December 31, 2002, the Company had a tax loss of approximately $195,000. Based upon historical financial results and tax losses, management believes it is more likely than not that the Company will not realize the benefits of these deductible differences, and has recorded a full valuation allowance at December 31, 2002.

     Subsequently recognized tax benefits, if any, relating to the valuation allowance for deferred tax assets as of December 31, 2002 will be allocated to the income tax benefit reported in the statement of operations.

     At December 31, 2002, the Company has net operating loss carryforwards for federal income tax purposes of approximately $4,950,000 and for state income tax purposes of approximately $3,170,000. The net operating loss carry- forwards are available to offset future taxable income through 2022 (federal) and 2012 (state).

6.   STOCKHOLDERS' EQUITY

     Equity Compensation Plan

     The Company has a stock-based compensation plan (the "Plan") pursuant to which the Company's Board of Directors may grant stock options to its employees, directors, and key advisors for up to 139,606 shares of the Company's stock. The exercise price of each option is determined by the Board of Directors on the date of grant. Options granted have a maximum term of 10 years and generally become 25% exercisable on the first, second, third, and fourth anniversaries of the date of the grant.


                                   (continued)

                          TRACKING SYSTEMS CORPORATION

                          NOTES TO FINANCIAL STATEMENTS

6.   STOCKHOLDERS' EQUITY (Cont'd)

     Equity Compensation Plan (Cont'd)

     As permitted under Financial Accounting Standards No. 123, Accounting for Stock-Based Compensation (FAS 123), the Company has chosen to continue to account for stock-based compensation using APB No. 25, and related interpretations. Accordingly, compensation cost for stock options is measured as the excess, if any, of the fair value of the Company's stock at the date of grant over the amount an employee must pay to acquire the stock. No stock options were granted during 2002 or 2001, therefore, no compensation cost has been recognized for those years for the Plan. At December 31, 2001, there were 38,616 additional options available for grant under the Plan.

     The change in stock options outstanding at December 31, is summarized as follows:

                                     2002        2001
                                   -------     -------
     Number outstanding at
      beginning of year            100,990     100,990
     Granted                            --          --
     Exercised                          --          --
     Forfeited                          --          --
                                   -------     -------
     Number outstanding at end
      of year                      100,990     100,990
                                   =======     =======

The following table summarizes information about the Company's stock option plan as of December 31, 2002:

                                                                           Options Exercisable
                                     Weighted                         -----------------------------
                    Number            Average         Weighted          Number            Weighted
     Range of     Outstanding        Remaining        Average         Outstanding          Average
     Exercise     December 31,      Contractual       Exercise        December 31,         Exercise
      Price         2002              Life             Price            2002                Price
     ---------    -----------       -----------     ----------       -------------       ----------
     $   10.38        36,052          4 years       $   10.38           36,052          $   10.38
     $   11.50        64,938          6 years       $   11.50           64,938          $   11.50
                     -------                        ---------           -------         ---------
                     100,990                        $   11.10           100,990         $   11.10
                     =======                        =========           =======         =========


                                  (continued)

                          TRACKING SYSTEMS CORPORATION

                          NOTES TO FINANCIAL STATEMENTS

6.   STOCKHOLDERS' EQUITY (Cont'd)

     Equity Compensation Plan (Cont'd)

     The following table summarizes information about the Company's stock option plan as of December 31, 2001:

                                                                           Options Exercisable
                                     Weighted                         -----------------------------
                    Number            Average         Weighted          Number            Weighted
     Range of     Outstanding        Remaining        Average         Outstanding          Average
     Exercise     December 31,      Contractual       Exercise        December 31,         Exercise
      Price         2001              Life             Price            2001                Price
     ---------    -----------       -----------     ----------       -------------       ----------
     $   10.38        36,052          5 years       $   10.38           36,052          $   10.38
     $   11.50        64,938          7 years       $   11.50           59,918          $   11.50
                     -------                        ---------           ------          ----------
                     100,990                        $   11.10           95,970          $   11.06
                     =======                        =========           ======          ==========

     Warrants

     The Company granted warrants to acquire 1,806 shares of common stock to a shareholder at an exercise price $10.38 per share, in consideration for financing provided to the Company. These warrants, which may be exercised beginning May 31, 2001 and ending May 31, 2003, were outstanding at December 31, 2002.

     Class A Preferred Stock

     The Company has authorized 100,000 shares of cumulative, non-voting, convertible preferred stock (Class A) having a par value of $25 per share, of which 29,480 shares were issued and outstanding at December 31, 2002.

     The Company has an option plan pursuant to which 5,500 shares of Class A preferred stock are available for grants of stock options or compensation awards. The Company previously granted 4,500 options to certain members of the Board of Directors at an exercise price of $1 per share, in consideration of their service to the Company. These options were outstanding and exercisable at December 31, 2002. At December 31, 2002, 1,000 shares of the stock remained available for future grants.


                                   (continued)

                          TRACKING SYSTEMS CORPORATION

                          NOTES TO FINANCIAL STATEMENTS

6.   STOCKHOLDERS' EQUITY (Cont'd)

     Class A Preferred Stock (Cont'd)

     Specific features of the Class A stock are as follows:

     DIVIDENDS

     Holders of the shares of Class A preferred stock are entitled to receive cumulative non-compounding annual dividends in an amount equal to eight percent (8%) of the par value. Dividends commenced in fiscal year 1993 but shall cumulate and not be payable until January 31, 2003 unless the Company elects to make payment at an earlier date. However, no dividends shall be declared or paid until all dividends for Class B preferred stock are paid, and all outstanding Class B shares subject to mandatory redemption have been redeemed. As of December 31, 2002, cumulative dividends in arrears totaled $544,120 ($18.46 per share).

     REDEMPTION

     The shares of the Class A preferred stock may be redeemed at a price of $27.50 per share plus any and all accumulated dividends thereon, at any time or periodically, in whole or in part; provided, however, that in all events the Company must redeem the Class A preferred shares on January 31, 2003. In no event shall shares of the Class A stock be redeemed until all outstanding shares of Class B stock subject to mandatory redemption are redeemed. Upon an offer of redemption by the Company, each shareholder, for a period of thirty (30) days, shall have the option to reject the offer of redemption by converting each share of the Class A preferred stock into two
     (2) shares of common stock. The aggregate redemption value of outstanding shares as of December 31, 2002 was $1,354,820. The difference between the carrying and redemption values represents remaining amounts to be accreted through maturity.

     CONVERSION

     The holder of any shares of Class A preferred stock has an option to convert the shares into common shares. On the exercise of the option to convert, the holder is entitled to receive two (2) shares of common stock for each share of Class A preferred stock converted.

     LIQUIDATION

     The liquidation amount is the same as the redemption amount. The Class A preferred stock is senior to common stock and junior to all other classes of stock.


                                   (continued)

                          TRACKING SYSTEMS CORPORATION

                          NOTES TO FINANCIAL STATEMENTS

6.   STOCKHOLDERS' EQUITY (Cont'd)

     Class A Preferred Stock (Cont'd)

     VOTING RIGHTS

     The holders of Class A preferred stock shall have no voting rights; provided, however, that in the event that dividends due and payable on the preferred stock are in arrears by more than two annual payments (whether or not successive), each share of Class A preferred stock shall have the same voting rights as if such share had been converted into two (2) shares of common stock.

     Class B Preferred Stock

     The Company has authorized 390,000 shares of cumulative, voting, convertible preferred stock (Class B) having a par value of $10.38 per share, of which 300,864 shares were issued and outstanding at December 31, 2002.

     The Company has granted warrants to acquire 5,218 shares of Class B preferred stock to certain shareholders at an exercise price of $11.50 per share, in consideration for financing provided to the Company. The warrants become exercisable in 25% increments beginning one year after grant date. These warrants were outstanding at December 31, 2002.

     Specific features of the Class B stock are as follows:

     DIVIDENDS

     Holders of shares of the Class B preferred stock are due an annual cumulative dividend of 10%. Dividends are payable in preference and priority to any payment of any dividend on Class A preferred stock and common stock. As of December 31, 2002, cumulative dividends in arrears totaled $1,893,336 ($6.29 per share).

     REDEMPTION

     Beginning five years and ending seven years from May 31, 1996, at the request of the holders, any Class B preferred stock must be redeemed for an amount equal to its conversion price increased by an annual premium of 10%, compounded quarterly from May 31, 1996, plus any accrued but unpaid dividends. Mandatory redemption of all outstanding Class B preferred stock is required at the end of the seventh year. The aggregate redemption value of outstanding shares as of December 31, 2002 was $7,638,355.

     CONVERSION

     Each share of Class B preferred stock issued may be converted into common stock of the Company. The conversion rate is equal to one share of common stock for every one share of Class B preferred stock.


                                   (continued)

                          TRACKING SYSTEMS CORPORATION

                          NOTES TO FINANCIAL STATEMENTS

6.   STOCKHOLDERS' EQUITY (Cont'd)

     Class B Preferred Stock (Cont'd)

     LIQUIDATION

     Liquidation value is the same as redemption value. The Class B preferred stock is senior to Class A preferred stock and common stock and equal to Class C preferred stock.

     VOTING RIGHTS

     The holders of Class B preferred stock vote together with the holders of other shares of voting capital stock, and not as a separate class, on all matters to be voted on by the stockholders of the Company, on the following basis: each holder of Class B preferred stock is entitled to one vote for each share of common stock that would be issuable to such holder upon the conversion of all the shares of Class B preferred stock held by such holder on the record date for the determination of stockholders entitled to vote.

     Class C Preferred Stock

     The Company has authorized 170,000 shares of cumulative, voting, convertible preferred stock (Class C) having a par value of $8.40 per share, of which 160,145 shares were issued and outstanding at December 31, 2002. The issuance of Class C preferred stock occurred during 1996 as a result of the conversion of subordinated debentures.

     Specific features of the Class C stock are as follows:

     DIVIDENDS

     Holders of shares of the Class C preferred stock are due an annual cumulative dividend of 6%. Dividends are payable in preference and priority to any payment of any dividend on Class A preferred stock and common stock. As of December 31, 2002, cumulative dividends in arrears totaled $531,362 ($3.32 per share).

     REDEMPTION

     Beginning six years and ending eight years from January 24, 1995, at the request of the holders, any Class C preferred stock must be redeemed for an amount equal to its conversion price increased by an annual premium of 10%, compounded quarterly from January 24, 1995, plus any accrued but unpaid dividends. Mandatory redemption of all outstanding Class C preferred stock is required at the end of the eighth year. The aggregate redemption value of outstanding shares as of December 31, 2002 was $3,463,974.


                                   (continued)

                          TRACKING SYSTEMS CORPORATION

                          NOTES TO FINANCIAL STATEMENTS

6.   STOCKHOLDERS' EQUITY (Cont'd)

     Class C Preferred Stock (Cont'd)

     CONVERSION

     Each share of Class C preferred stock issued may be converted into common stock of the Company. The conversion rate is equal to one share of common stock for every one share of Class C preferred stock.

     LIQUIDATION

     Liquidation value is the same as redemption value. The Class C preferred stock is senior to Class A preferred stock and common stock and equal to Class B preferred stock.

     VOTING RIGHTS

     The holders of Class C preferred stock vote together with the holders of other shares of voting capital stock, and not as a separate class, on all matters to be voted on by the stockholders of the Company, on the following basis: each holder of Class C preferred stock is entitled to one vote for each share of common stock that would be issuable to such holder upon the conversion of all the shares of Class C preferred stock held by such holder on the record date for the determination of stockholders entitled to vote.

7.   401(k) PLAN

     The Company maintains a 401(k) plan for substantially all of its employees that have worked for the Company for greater than 1 year. The Company does not have any matching requirements related to this plan.

8.   CONCENTRATION OF CREDIT RISK

     The Company maintains cash balances in excess of FDIC insurance limits at a financial institution. Such excess amounts totaled $533,544 at December 31, 2002. The Company monitors the financial condition of the deposit institution on a regular basis and believes the risk of loss to be very minimal.

                                iSECUREtrac Corp.
                                and Subsidiaries
                 Pro Forma Condensed Consolidated Balance Sheets
                                 June 30, 2003

                                                                                                   Pro Forma
                                                         iSECUREtrac       Tracking Systems       Adjustments      Consolidated
-------------------------------------------------------------------------------------------      ------------      ------------
ASSETS
Current Assets
       Cash                                            $     59,023            $    342,428      $         --      $    401,451
       Receivables:
          Trade accounts                                     93,554                 488,007                --           581,561
          Other                                                  --                      --                --                --
       Inventories                                          347,025                  72,486                --           419,511
       Prepaid expenses and other                           210,840                 143,774                --           354,614
-------------------------------------------------------------------------------------------      ------------      ------------
Total current assets                                        710,442               1,046,695                --         1,757,137
-------------------------------------------------------------------------------------------      ------------      ------------
Monitoring Equipment, net                                    90,000               1,121,769         1,462,747         2,674,516
Leasehold Improvements and Equipment, net                   187,267                 170,865                --           358,132
Product Development Costs, net                              524,769                      --                --           524,769
Monitoring Contracts                                             --                      --           911,522           911,522
Other Intangibles                                                --                 605,661          (605,661)               --
Goodwill                                                         --                      --         2,145,422         2,145,422
Other Assets                                                  8,575                   7,000                --            15,575
-------------------------------------------------------------------------------------------      ------------      ------------
Total assets                                           $  1,521,053            $  2,951,990      $  3,914,030      $  8,387,073
===========================================================================================      ============      ============

LIABILITIES AND STOCKHOLDERS' (DEFICIT)
Current Liabilities
       Notes payable                                      2,560,325                  77,163                --         2,637,488
       Current maturities of long-term debt                 830,708                      --                --           830,708
       Accounts payable and accrued expenses                901,855                 165,201                --         1,067,056
       Deferred gain on sale-leaseback transaction           33,918                      --                --            33,918
       Accrued interest payable                              85,327                 419,033                --           504,360
       Preferred dividends payable                          209,453                      --                --           209,453
-------------------------------------------------------------------------------------------      ------------      ------------
Total Current Liabilities                                 4,621,586                 661,397                --         5,282,983
-------------------------------------------------------------------------------------------      ------------      ------------
Long-term Debt, less current maturities                     492,680               4,218,821                --         4,711,501
-------------------------------------------------------------------------------------------      ------------      ------------
Stockholders'  (Deficit)
       Series A preferred stock                           8,843,246               1,447,867        (1,447,867)        8,843,246
       Series B preferred stock                             295,000               8,064,661        (8,064,661)          295,000
       Series C preferred stock                                  --               3,642,217        (3,642,217)               --
       Common stock                                          39,723                 239,232          (234,809)           44,146
       Additional paid-in capital                        22,979,938                      --         2,295,577        25,275,515
       Accumulated deficit                              (35,751,120)            (15,322,205)       15,008,007       (36,065,318)
-------------------------------------------------------------------------------------------      ------------      ------------
Total stockholders'  (deficit)                           (3,593,213)             (1,928,228)        3,914,030        (1,607,411)
-------------------------------------------------------------------------------------------      ------------      ------------
Total liabilities and stockholders' (deficit)          $  1,521,053            $  2,951,990      $  3,914,030      $  8,387,073
===========================================================================================      ============      ============

                                iSECUREtrac Corp.
                                and Subsidiaries
            Pro Forma Condensed Consolidated Statements of Operations
                      For the Year Ended December 31, 2002

                                                                                                                   Pro Forma
                                                                    iSt              TSC         Adjustments      Consolidated
------------------------------------------------------------------------------------------------------------------------------
Revenues:
        Equipment                                            $    358,305      $    275,745      $        --      $    634,050
        Leasing                                                        --           782,331               --           782,331
        Hosting                                                        --         2,392,702               --         2,392,702
        Gain on sale-leaseback transactions                            --                --               --                --
        Service                                                   144,697            52,756               --           197,453
------------------------------------------------------------------------------------------------------------------------------
           Total revenues                                         503,002         3,503,534               --         4,006,536
------------------------------------------------------------------------------------------------------------------------------
Costs and expenses:
        Cost of equipment and hosting revenue                     524,933         1,689,794               --         2,214,727
        Cost of service revenue                                    87,870                --               --            87,870
        Research and development                                  773,248                --               --           773,248
        Sales, general and administrative                       4,172,160         1,956,141         (101,247.00)     6,027,054
------------------------------------------------------------------------------------------------------------------------------
           Total costs and expenses                             5,558,211         3,645,935         (101,247.00)     9,102,899
------------------------------------------------------------------------------------------------------------------------------
        Operating (loss)                                       (5,055,209)         (142,401)         101,247.00     (5,096,363)
------------------------------------------------------------------------------------------------------------------------------
Other income (expense):
        Interest income                                             1,742            53,795               --            55,537
        Interest expense                                         (203,419)         (470,956)        (101,247.00)      (775,622)
        Loan acquisition expense, stockholders                   (536,734)               --               --          (536,734)
        Other, net                                                     --                --               --                --
------------------------------------------------------------------------------------------------------------------------------
        Total other income (expense)                             (738,411)         (417,161)        (101,247.00)    (1,256,819)
------------------------------------------------------------------------------------------------------------------------------
        (Loss) before provision for income taxes               (5,793,620)         (559,562)              --        (6,353,182)
        Provision for income taxes                                     --               (50)              --               (50)
------------------------------------------------------------------------------------------------------------------------------
Net (loss)                                                   $ (5,793,620)     $   (559,612)     $        --      $ (6,353,232)
==============================================================================================================================
Preferred dividends                                              (807,832)               --               --          (807,832)
==============================================================================================================================
Net (loss) available to common stockholders                  $ (6,601,452)     $   (559,612)     $        --      $ (7,161,064)
==============================================================================================================================
Net (loss) per share of common stock - basic and diluted                                                          $      (0.21)
==============================================================================================================================
Weighted average number of common shares outstanding                                                                33,671,905
==============================================================================================================================

                                iSECUREtrac Corp.
                                and Subsidiaries
            Pro Forma Condensed Consolidated Statements of Operations
                     For the Six Months Ended June 30, 2003

                                                                                                                    Pro Forma
                                                                    iSt              TSC         Adjustments       Consolidated
------------------------------------------------------------------------------------------------------------------------------
Revenues:
        Equipment                                             $     80,950      $     19,097      $         --    $    100,047
        Leasing                                                     38,223           769,804                --         808,027
        Hosting                                                     55,731           625,998                --         681,729
        Gain on sale-leaseback transactions                         11,306                --                --          11,306
        Service                                                      3,725            32,341                --          36,066
------------------------------------------------------------------------------------------------------------------------------
           Total revenues                                          189,935         1,447,239                --       1,637,174
------------------------------------------------------------------------------------------------------------------------------
Costs and expenses:
        Cost of equipment and hosting revenue                      298,108           618,875                --         916,983
        Cost of service revenue                                        840            39,987                --          40,827
        Research and development                                   373,449                --                --         373,449
        Sales, general and administrative                        2,014,673           948,549        (16,860.00)      2,946,362
------------------------------------------------------------------------------------------------------------------------------
           Total costs and expenses                              2,687,070         1,607,411        (16,860.00)      4,277,621
------------------------------------------------------------------------------------------------------------------------------
        Operating (loss)                                        (2,497,135)         (160,172)        16,860.00      (2,640,447)
------------------------------------------------------------------------------------------------------------------------------
Other income (expense):
        Interest income                                                211             2,695                --           2,906
        Interest expense                                          (130,479)         (156,711)       (16,860.00)       (304,050)
        Loan acquisition expense, stockholders                          --                --                --              --
        Other, net                                                      --                --                --              --
------------------------------------------------------------------------------------------------------------------------------
        Total other income (expense)                              (130,268)         (154,016)       (16,860.00)       (301,144)
------------------------------------------------------------------------------------------------------------------------------
        (Loss) before provision for income taxes                (2,627,403)         (314,188)               --      (2,941,591)
        Provision for income taxes                                      --               (10)               --             (10)
------------------------------------------------------------------------------------------------------------------------------
Net (loss)                                                    $ (2,627,403)     $   (314,198)     $         --    $ (2,941,601)
==============================================================================================================================
Preferred dividends                                               (412,916)               --                --        (412,916)
==============================================================================================================================
Net (loss) available to common stockholders                   $ (3,040,319)     $   (314,198)     $         --    $ (3,354,517)
==============================================================================================================================
Net (loss) per share of common stock - basic and diluted                 ~                 ~                 ~    $      (0.08)
==============================================================================================================================
Weighted average number of common shares outstanding                     ~                 ~                 ~      41,779,987
==============================================================================================================================